Exhibit 10(E)

CARPENTER TECHNOLOGY CORPORATION

STOCK-BASED COMPENSATION PLAN FOR

NON-EMPLOYEE DIRECTORS

Originally Effective August 9, 1990

As Amended and Restated on August 16, 2011

1.	Purpose:

The purposes of the Plan are to attract and retain the services of experienced and knowledgeable non-employee directors, to encourage Eligible Directors of Carpenter Technology Corporation (the “Company”) to acquire a proprietary and vested interest in the growth and performance of the Company, and to generate an increased incentive for Eligible Directors to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders.

This Plan is an amendment and restatement of the Carpenter Technology Corporation Non-Qualified Stock Option Plan for Non-Employee Directors as adopted effective August 9, 1990, and subsequently amended and/or restated as set out in Section 15 below. The rights of any Eligible Director whose service as an Eligible Director ended on or before August 16, 2011 shall be governed by the terms of the Plan as in effect when that Eligible Director’s Award was granted. This amendment and restatement of the Plan does not increase the number of Shares theretofore otherwise available under the Plan.

2.	Definitions:

As used in the Plan, the following terms shall have the meanings set forth below:

a) “Annual Retainer” shall mean base compensation for services as an Eligible Director. Annual Retainer shall not include meeting fees, committee service fees, if any, expense allowances or reimbursements or any other additional compensation for services as an Eligible Director.

b) “Award” shall mean the Options and Stock Units granted under the Plan.

c) “Award Agreement” shall mean a written agreement, instrument or document evidencing an Award.

d) “Beneficiary” shall mean the person who the Eligible Director designates to receive any unpaid portion of the Eligible Director’s account should the Eligible Director’s death occur before the Eligible Director receives the entire balance to the credit of such Eligible Director’s account. If the Eligible Director does not designate a Beneficiary, the Beneficiary shall be the person’s spouse if the person is married at the time of death, or the Eligible Director’s estate if unmarried at the time of the person’s death.

e) “Board” shall mean the Board of Directors of the Company. (Including Any Committee designated by the Board).

f) “Cause” shall mean the Eligible Director’s: (i) willful misconduct or gross negligence in connection with the performance of the Eligible Director’s duties for the Company or any affiliated company; (ii) conviction of, or a plea of guilty or nolo contendere to, a felony or a crime involving fraud or moral turpitude; (iii) engagement in any business that directly or indirectly competes with the Company or any affiliated company; or (iv) disclosure of trade secrets, customer lists or confidential information of the Company or any affiliated company to a competitor or unauthorized person.

g) “Chair Retainer” shall mean compensation for services as Chair of a committee of the Board of Directors of the Company.

h) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

i) “Common Stock” shall mean the Common Stock, $5.00 par value, of the Company.

j) “Company” shall mean Carpenter Technology Corporation, a Delaware corporation, or any successor corporation.

k) “Disability” shall mean that a qualified physician designated by the Company has reviewed and approved the determination that an Eligible Director is either:

(i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees or directors of the Company or any subsidiary.

l) “Election Date” shall mean with respect to an Option hereunder the date of the appointment, election, or re-election of the Eligible Director that prompted the grant of such Option.

m) “Eligible Director” shall mean each director of the Company who is not an employee of the Company or any of the Company’s subsidiaries (as defined in section 424(f) of the Code), or who is not otherwise excluded from participation by agreement.

n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

o) “Fair Market Value” shall mean the fair market value of the Company’s Common Stock, determined in accordance with section 409A of the Code, and based upon (i) the last sale price of the Common Stock on the date on which such value is determined, as reported on the consolidated tape of New York Stock Exchange issues or, if there shall be no trades on such date, on the date nearest preceding such date; (ii) if the Common Stock is not then listed for trading on the New York Stock Exchange, the last sale price of the Common Stock on the date on which such value is determined, as reported on another recognized securities exchange or on the NASDAQ National Market System if the Common Stock shall then be listed and traded upon such exchange or system or, if there shall be no trades on such date, on the date nearest preceding such date; or (iii) the mean between the bid and asked quotations for such stock on such date (as reported by a recognized stock quotation services) or, in the event that there shall be no bid or asked quotations on such date, then upon the basis of the mean between the bid and asked quotations on the date nearest preceding such date.

p) “Grant Date” shall mean, with respect to an Option hereunder, the date upon which such Option is granted; and with respect to Stock Units, the date upon which such Stock Units are awarded.

q) “Option” shall mean any right granted to an Eligible Director allowing such Eligible Director to purchase Shares at such price or prices and during such period or periods as set forth under the Plan. All Options shall be non-qualified options not entitled to special tax treatment under section 422 of the Code.

r) “Plan Year” shall mean the 12-month period beginning October 1 and ending September 30.

s) “Separation from Service” shall mean a “separation from service” within the meaning of section 409A of the Code and the Treasury regulations and other guidance issued thereunder.

t) “Shares” shall mean shares of Common Stock.

u) “Stock Unit” shall mean the right to receive, upon satisfaction or lapse of any applicable vesting requirement or forfeiture condition specified in this Plan or as otherwise specified in an Award Agreement, one share of Common Stock. For purposes of this Plan, fractional Stock Units, measured to the nearest four decimal places, may be credited.

v) “Unit” shall mean a Stock Unit.

3.	Administration:

a) The Plan shall be administered by the Company. Subject to the terms of the Plan, the Board shall have the power to interpret the provisions and supervise the administration of the Plan. Any action of the Board in administering the Plan shall be final, conclusive and binding on all persons, including the Company, Eligible Directors, persons claiming rights from or through Eligible Directors and stockholders of the Company.

b) Subject to the provisions of the Plan, the Board shall have full and final authority in its discretion (i) to determine the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, based in each case on such considerations as the Board shall determine) and all other matters to be determined in connection with an Award; (ii) to determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered; (iii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (iv) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, an Eligible Director must be recused and abstain from participating in any action of the Board that affects his or her outstanding Award.

c) Notwithstanding anything to the contrary herein, discretionary Awards to any Eligible Director under the Plan shall be made by the Board or an independent committee of the Board without the vote of any directors who are also employees of the Company.

4.	Shares Subject to the Plan:

a) Total Number. Subject to future adjustment as provided in this Section, the total number of Shares available for Awards under the Plan as of the August 16, 2011 date of the amendment and restatement is 874,080. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

b) Reduction of Shares Available.

(i) The grant of an Option will reduce the number of Shares available for further grants by the number of Shares subject to such Option.

(ii) Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the Shares available for grants under the Plan.

(iii) The grant of Stock Units will reduce the number of Shares available for further grants by the number of Units granted.

c) Increase of Shares Available. The lapse, cancellation or other termination of an Option or Unit that has not been fully exercised or paid shall increase the available Shares for such Options or Units by the number of Shares that have not been issued upon exercise of such Option or payment of such Unit.

d) Other Adjustments. The total number and kind of Shares available for Options or Units under the Plan or which may be allocated to any one Eligible Director, the number and kind of Shares subject to outstanding Options or Units, and the exercise price for such Options or the value of Units shall be appropriately adjusted by the Board for any increase or decrease in the number of outstanding Shares resulting from a stock dividend, subdivision, combination of Shares, reclassification, or other change in corporate structure affecting the Shares or for any conversion of the Shares into or exchange of the Shares for other Shares as a result of any merger or consolidation (including a sale of assets) or other recapitalization as may be necessary to maintain the proportionate interest of the Option or Unit holder.

5.	Initial Options:

Initial Options may be granted to Eligible Directors as follows: Each Eligible Director who has not previously received a grant under this Plan may be granted an Option to acquire up to 4,000 Shares (or such different number of Shares as the Board may determine by duly adopted resolution, consistent with any applicable requirements under securities laws or continued listing standards of the principal stock exchange for trading of the Common Stock) on such Eligible Director’s Election Date or such later date as may be required to comply with the Company’s normal practices under applicable securities laws and regulations.

6.	Retainer Stock Units:

a) Required Annual Grant of Stock Units. On the date of the annual meeting of stockholders or on such other date as the Board may determine from time to time in light of the Company’s prevailing practices for the grant of equity-based awards to other personnel, each Eligible Director shall be granted each year, in place of equivalent cash compensation, a number of Stock Units determined by dividing 50% of the Eligible Director’s Annual Retainer by the Fair Market Value on that date.

b) Election as to Annual Stock Units. By written election filed with the Board prior to the end of the preceding Plan Year, an Eligible Director may elect to increase the percentage in Section 6(a) above up to 100%, and thereby have up to the entire amount of the Eligible Director’s Annual Retainer for the following Plan Year granted in Stock Units. An Eligible Director may also elect, by written election filed with the Board prior to the end of the preceding Plan Year, to have a portion or all of his or her Chair Retainer for the following Plan Year granted in Stock Units. An election under this Section 6(b) shall expire at the end of each Plan Year for which the election was made.

c) Other Stock Units. In addition to and not in lieu of the provisions of this Section 6, other Stock Units may be awarded to Eligible Directors pursuant to Section 7 of this Plan.

7.	Other Awards of Options or Stock Units:

In addition to an initial grant of an Option pursuant to Section 5, or an award of Stock Units pursuant to Section 6, other Options or Stock Units may be granted to Eligible Directors as follows:

a) Annual Grant. Each Eligible Director on or after the Effective Date of the Plan may be granted, immediately after the annual meeting of the Company’s stockholders or on such other regularly scheduled date as the Board may determine from time to time in light of the Company’s prevailing practices for the grant of equity-based awards to other personnel, Options, Stock Units, or a combination of Options and Stock Units with respect to that number of Shares having a Fair Market Value on the Grant Date of up to Ninety Thousand Dollars ($90,000) (or such different dollar amount as the Board may determine by duly adopted resolution, consistent with any applicable requirements under securities laws or continued listing standards of the principal stock exchange for trading of the Common Stock), either in lieu of or in addition to such Eligible Director’s Annual Retainer.

b) Other Grants or Awards. In addition to an annual Option grant or Stock Units award pursuant to Section 7(a) above, each Eligible Director may be granted or awarded, at any time and from time to time as may be determined by the Board, Options or Stock Units with respect to such number of Shares as the Board may determine by duly adopted resolution, consistent with any applicable requirements under this Plan, securities laws or continued listing standards of the principal stock exchange for trading of the Common Stock.

8.	General Terms of Options:

The following provisions shall apply to any Option:

a) Option Price. The purchase price per Share purchasable under an Option shall be 100% of the Fair Market Value of a Share on the Grant Date.

b) Option Period. Each Option shall expire ten years from its Grant Date, subject to earlier termination as hereinafter provided.

c) Exercisability. Each Option granted under this Plan shall become exercisable by the Eligible Director only after completion of one year of Board service immediately following the Grant Date; provided, however, that one quarter of the Options granted within the one year period preceding the Eligible Director’s Separation from Service (for any reason other than death or Disability) shall become exercisable in whole or in part for every three months of service completed following the Grant Date. In the event of Separation from Service due to death or Disability, all Options granted to such Eligible Director shall become immediately exercisable. Exercise of any or all prior existing Options shall not be required. In the event of the Separation from Service as an Eligible Director other than for Cause, an exercisable Option may be exercised at any time prior to the expiration of the original ten-year term. In the event of removal for Cause, all outstanding Options shall be of no force and effect.

d) Nontransferability of Options. No Option under this Plan may be transferable by the Eligible Director except by will or the laws of descent and distribution. If an option is exercisable under Section 8(c) as of the date of an Eligible Director’s death, the Option may be transferred to the Eligible Director’s personal representative, heirs or legatees (“Transferee”) and may be exercised by the Transferee for the remainder of the exercise period then available to the Eligible Director.

e) Method of Exercise. Any Option may be exercised by the Eligible Director in whole or in part at such time or times and by such methods as the Board may specify. An applicable Award Agreement may provide that the Eligible Director may make payment of the Option price in cash, Shares held by the Director, or such other consideration as the Board may specify, including but not limited to “cashless exercise” arrangements such as through a broker or by net exercise, to the extent permitted by applicable law, or any combination thereof, having a Fair Market Value on the exercise date equal to the total Option price.

f) Automatic Exercise of Options. An Option that is exercisable but unexercised as of the last day of the original ten-year term of the Option shall be automatically exercised on the last day of the Option’s original ten-year term if the purchase price of the Option is less than the Fair Market Value of a Share on such date and the automatic exercise will result in the issuance of at least 1 whole share of Common Stock to the Eligible Director after payment of the purchase price and any applicable tax withholding requirements. Payment of the purchase price and any applicable tax withholding requirements shall be made by having a number of Shares withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy payment of the exercise price and any applicable tax withholding requirements.

9.	General Terms of Stock Units:

a) Vesting or Forfeiture of Stock Units.

(i) Stock Units granted pursuant to an election under Section 6(b) are at all times fully vested and are nonforfeitable.

(ii) Stock Units granted pursuant to Section 6(a) or Section 7 shall vest one year after the Grant Date; provided, however, that one quarter of the Stock Units granted within the one year period preceding the Eligible Director’s Separation from Service (for any reason other than death or Disability) shall vest for every three months of service completed following the Grant Date. In the event of Separation from Service due to death or Disability, all Stock Units granted pursuant to Section 6(a) and Section 7 to such Eligible Director shall immediately vest. In the event of removal for Cause, all Stock Units granted pursuant to Section 6(a) and Section 7 to such Eligible Director shall be forfeited.

b) Nontransferability of Units. Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated, other than by will or by the laws of descent and distribution.

10.	Dividend Equivalents:

An Eligible Director who has been granted Stock Units will also be allocated additional Units, determined on a quarterly basis, with respect to the payment of dividends on outstanding Common Stock within thirty (30) days following the date the dividend was paid to the holders of the Common Stock. The number of additional Units to be allocated will be determined by multiplying the quarterly dividend per Share, if any, for the immediately preceding quarter by the number of Units credited to the Eligible Director’s account on the first day of that calendar quarter and dividing the result by the Fair Market Value on the last business day of that quarter. Any additional Units credited to the Eligible Director’s account pursuant to this Section 10 with respect to Stock Units will be forfeited if and when such Stock Units are forfeited and will be payable if and when such Stock Units are payable.

11.	Payment of Stock Units:

a) Credit to Eligible Director’s Account. In connection with each grant of Stock Units to an Eligible Director, the Eligible Director’s account shall be credited with such amount of Stock Units, subject to the forfeiture or vesting terms and conditions established as part of the grant or as set forth in an Award Agreement. Separate accounts or subaccounts shall be established for crediting Stock Units granted under Section 6 and for crediting Stock Units granted under Section 7. Stock Units granted under Section 6(a) and Section 7 shall vest and no longer be subject to forfeiture as provided in Section 9(a)(ii) or as otherwise provided in an applicable Award Agreement. Upon forfeiture, Stock Units shall be subtracted from the Eligible Director’s account, along with any additional Units that were credited to the account as dividend equivalents.

b) Payment of Stock Units Awarded Under Section 6 and Section 7. The following applies in the event neither an election for deferral of units has been made under Section 11(c) nor an election for installment payments has been made under Section 11(d). All vested Stock Units awarded pursuant to Section 6 and Section 7 shall be settled and payable in Shares only upon the Eligible Director’s Separation from Service with the Board. As soon as practicable and no more than thirty (30) days following the Eligible Director’s Separation from Service from the Board, the Eligible Director (or, in the event of death, the Eligible Director’s Beneficiary) shall receive Shares in payment of the vested Stock Units credited to the Eligible Director’s account in a single lump sum distribution, with the number of Shares equal to the number of such whole Stock Units credited to the Eligible Director’s account and with cash paid in lieu of any fractional Units based on the Fair Market Value on the date of the Eligible Director’s Separation from Service as an Eligible Director.

c) Deferral of Units. Effective for Units granted on or after August 16, 2011, for compensation earned and paid in Plan Years commencing on or after October 1, 2011 and annual elections thereafter, the Company may, but need not, permit an Eligible Director to defer receipt of payment in satisfaction of earned Units, provided that any such deferral shall be administered in compliance with section 409A of the Code and the Treasury regulations and other guidance thereunder, including the following rules:

(i) An Eligible Director may only elect to defer payment of vested Stock Units by making a valid, irrevocable election prior to the close of the Plan Year preceding the Plan Year for which the award of Stock Units is granted;

(ii) Unless otherwise provided by the Company, during the deferral period, the Eligible Director shall have those rights with respect to Units set forth at Section 10;

(iii) An Eligible Director may elect to have such Units paid upon the later of the Eligible Director’s Separation from Service or a date specified by the Eligible Director, provided that such date shall be no earlier than the first day of the fourth month of the Company’s fiscal year following the year during which such Units are vested;

(iv) If the Eligible Director makes an election pursuant to Section 11(c)(iii) above, the Eligible Director may also elect to have the Units subject to such election paid on the earlier of the Eligible Director’s Disability or a 409A Change in Control (as defined in Section 12) in the event that the Eligible Director experiences a Separation from Service prior to the specified date elected pursuant to Section 11(c)(iii) above;

(v) Payment of Units deferred pursuant to this Section 11(c) shall be made in a lump sum no more than thirty (30) days following the payment event elected pursuant to this Subsection (c), unless the Eligible Director has elected pursuant to Section 11(d) below to receive payment of such deferred Units in installments, in which event payment shall be made in accordance with Subsection (d) below; and

(vi) The Company is authorized to take such action as it deems necessary and reasonable to avoid the application of the additional tax described in section 409A(a)(1)(B) of the Code to any Award deferred hereunder.

d) Installment Payments. Effective for Units granted on or after June 29, 2010, for compensation earned and paid in Plan Years beginning on or after October 1, 2010 and annual elections thereafter, the Company may, but need not, permit an Eligible Director to elect to receive Shares in payment of Units credited to the Eligible Director’s account and otherwise vested and payable under Section 9 and Section 11(a) in annual installments payable over either ten or fifteen years beginning (1) with respect to Units for which the Eligible Director has not made a deferral election pursuant to Section 11(c) above, as soon as is practicable but in any event no more than thirty (30) days after the Eligible Director’s Separation from Service; or (2) with respect to Units for which the Eligible Director has made a deferral election pursuant to Section 11(c) above, upon the permissible payment event under Section 409A of the Code elected by the Eligible Director in the deferral election made pursuant to Section 11(c). Subsequent installment payments shall be made on the same date thereafter annually. Such election shall be made in the manner prescribed by the Company, but in no event later than the close of the Plan Year preceding the Plan Year for which the award of Units is granted. An election made under this Section 11(d) shall be administered in compliance with Section 409A of the Code and the Treasury regulations and other guidance issued thereunder. If an Eligible Director does not make a valid, irrevocable election under this Section or Section 11(c), the Eligible Director’s Shares in payment of Units credited to the Eligible Director’s account shall be paid in accordance with Section 11(b).

The provisions of Sections 11(c) and 11(d) above shall apply to any Units awarded that are subject to the application of Code Section 409A.

12.	Change in Control:

a) Notwithstanding anything in this Plan to the contrary, in the event of a Change in Control of the Company, the Options granted under Sections 5 and 7 shall vest and become immediately exercisable and any unvested Stock Units granted under Sections 6 and 7 shall vest.

b) For purposes of this Plan, “Change in Control” means:

(i) the acquisition by any individual, entity or group within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 12(b), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company or (4) any acquisition by any corporation pursuant to a transaction that complies with Sections 12(b)(iii)(A), 12(b)(iii)(B) and 12(b)(iii)(C);

(ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board during any 12 month period; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the assets or stock of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person [excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination] beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

c) For purposes of this Plan, a “409A Change in Control” means a Change in Control that satisfies the definition of a “change in control” under Section 409A of the Code and the Treasury regulations and other guidance issued thereunder.

13.	Amendments and Termination:

a) General Authority of the Board. The Board may amend or terminate the Plan at any time, without approval thereof by the stockholders of the Company or any other person, except that (i) the Board may not amend the Plan without approval of the Company’s stockholders if (A) stockholder approval is necessary in order for the Plan to comply with any requirement that confers a material benefit on the Company or its stockholders under the Code or other applicable tax or securities laws or regulations or (B) such amendment would constitute a repricing or exchange of any outstanding Option or Unit, which would require stockholder approval under the rules of any exchange upon which the Company’s Common Stock is listed; and (ii) the Board may not amend or terminate the Plan at a time (or in a manner) that would adversely impair or affect any rights or obligations under any outstanding Option or Unit, without the consent of the affected Eligible Director, unless such amendment or termination is required by the Code, applicable securities laws, or the rules of any exchange upon which the Company’s Common Stock is listed.

b) Amendment With Approval of Stockholders. The Plan may otherwise be amended or terminated by the Board, at any time and in any manner that is permitted by applicable law, if the effectiveness thereof is subject to approval by the stockholders of the Company, and such stockholder approval is obtained.

14.	General Provisions:

a) Compliance Regulations. All certificates for Shares delivered under this Plan pursuant to any Option or Unit shall be subject to such stock-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Company shall not be required to issue or deliver any Shares under the Plan prior to the completion of any registration or qualification of such Shares under any federal or state law, or under any ruling or regulations of any governmental body or national securities exchange that the Board in its sole discretion shall deem to be necessary or appropriate.

b) Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required by applicable law or the rules of any stock exchange on which the Common Stock is then listed; and such arrangements may be either generally applicable or applicable only in specific cases.

c) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

d) Conformity With Law. If any provision of this Plan is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Option or Unit under any law deemed applicable by the Board, such provision shall be construed or deemed amended in such jurisdiction to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

e) Insufficient Shares. In the event there are insufficient Shares remaining to satisfy all of the grants of Options or Units made on the same day, such Options or Units shall be reduced pro-rata.

f) Section 409A of the Code. The Plan is intended to comply in form and operation with the requirements of section 409A of the Code and applicable Treasury regulations and other guidance of general applicability issued thereunder (“Section 409A”). It is the intention of the Company that the amounts deferred pursuant to this Plan shall not be included in the gross income of the Eligible Directors or their Beneficiaries until such time as the deferred amounts are distributed from the Plan. At all times, this Plan shall be interpreted and operated (i) in accordance with the requirements of Section 409A, unless an exemption from Section 409A is available and applicable, and (ii) to maintain the exemption from Section 409A of awards designed to meet the short-term deferral exception under Section 409A, and (iii) to preserve the status of deferrals made prior to the effective date of Section 409A as exempt from Section 409A (i.e., to preserve the grandfathered status of Awards that were vested as of, and not modified after, December 31, 2004). Notwithstanding any provision to the contrary in this Plan, if, at the time of a director’s Separation from Service, such director has an account in this Plan and is determined to be a “specified employee” under Section 409A, any payment due to the director on account of his or her Separation from Service may not be made before the date that is six months after the date of separation from service (or, if earlier, the date of death of the director), except as may be otherwise permitted pursuant to Section 409A.

15.	Effective Date, Prior Amendments and Termination:

The effective date of this amendment of the Plan is August 16, 2011. The Plan’s original effective date, as approved by the Board and ratified by the stockholders on October 30, 1990, was August 9, 1990. The Plan was thereafter amended (and restated) by the Board on August 10, 1995, with the same ratified by the stockholders on October 23, 1995; was restated under its current title (and ratified by the stockholders) on October 20, 1997; and was thereafter amended effective on April 26, 2001, October 22, 2001, June 29, 2006, and April 24, 2007, with a ratification of the June 29, 2006 amendment (which increased the number of available Shares under the Plan) by the Company’s stockholders on October 16, 2006; and was thereafter amended (and restated) by the Board effective on April 21, 2009; and was thereafter amended effective on July 29, 2009; and was thereafter amended and restated effective on June 29, 2010. The Plan will terminate upon the date on which all outstanding Options have expired or terminated, and all outstanding Units have been paid or otherwise provided for.